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                                                                   EXHIBIT 99.2


FOR IMMEDIATE RELEASE                 FOR FURTHER INFORMATION CONTACT:

                                      Parker Drilling:  Ed Hendrix, Investor
                                                        Relations 918-631-1273

                                     Superior Energy Services:  Terence Hall,
                                     CEO:  Robert Taylor, CFO:  Guy Cook,
                                     Investor Relations, 504-362-4321


           PARKER DRILLING - SUPERIOR ENERGY SERVICES DEAL TERMINATED

(Harvey, La., January 7, 1999) Parker Drilling Company (NYSE: PKD) and Superior Energy Services, Inc. (NASDAQ:SESI), announced today that they have jointly agreed to terminate their merger agreement in which Parker was to acquire Superior in an exchange of stock.

In connection with such termination, Superior has agreed to make a cash payment to Parker in settlement of certain obligations under the merger agreement.

Superior provides oilfield tool rentals, well plug and abandonment services, and other specialized products and services to oil companies operating in the Gulf of Mexico and Gulf Coast regions. Superior is headquartered in Harvey, La.

Founded in 1934, Parker is an international provider of offshore and on-land drilling services and oil tool rentals.